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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                              Current Report


                               June 12, 2002
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            (Date of Report - Date of Earliest Event Reported)


                                 33-02035-A
                          ------------------------
                          (Commission File Number)



                         RAM VENTURE HOLDINGS CORP.


           Florida                                        59-2508470
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(State or other jurisdiction of                         (IRS Employer
 incorporation or organization)                       Identification No.)


                      3040 East Commercial Boulevard
                     Fort Lauderdale, Florida  33308
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                (Address of Principal Executive Offices)


                              (954) 772-2297
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                      (Registrant's Telephone Number)


                                   None
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           (Former Name, Former Address and Former Fiscal Year,
                      if changed since last report)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) Baum & Company, P.A., was the independent accountant previously engaged as the principal accountant by the Registrant to audit its financial statements for the years ended December 31, 2000 and 2001, in connection with the Registrant's Annual Reports on Form 10-K.

     The Company was unable to reach a mutual agreement for continuation of the engagement for the year ended December 31, 2002. The Company considers this to amount to a mutual understanding between the Registrant and its Auditor to change independent certifying auditors for the fiscal
year ended December 31, 2002 and for subsequent periods.   These
determinations were made by the Board of Directors which does not have an audit or similar committee. During the two most recent fiscal years and the subsequent interim period preceding the mutual understanding to change certifying auditors, there were no disagreements with the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of the Auditor would have caused it to make a reference in connection with its report. The Registrant has authorized Baum & Company, P.A. to respond fully to the inquiries of its successor accountant concerning any matter, without limitation of any sort.

     Following the mutual understanding to change auditors, the Company successfully engaged Grassano Accounting, P.A. with offices at 900 North Federal Highway, Suite 160, Boca Raton, Florida 33432 as its independent certifying accountant for the year end 2002 audit and in connection with its Annual Report on Form 10-K for that period.


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                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RAM VENTURE HOLDINGS, INC.



Dated: June 18, 2002               BY:______/s/Norman H. Becker________
                                      Norman H. Becker, President


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